Exhibit 32

CERTIFICATION

The undersigned certifies pursuant to 18 U.S.C. § 1350, that:

(1)           The accompanying Quarterly Report on Form 10-Q for the period ended September 30, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 2, 2005	By:	/s/ James D. Hartman
Chairman, Chief Executive Officer and Chief Financial Officer